Exhibit (n)
Amended and Restated Rule 18f-3(d) Multiple Class Plan for Smith Barney Mutual Funds
Dated as of December 1, 2005
Introduction
This Amended and Restated Plan (the “Plan”) is adopted pursuant to Rule 18f-3 (d) under the Investment Company Act of 1940, as amended (the “1940 Act”). The purpose of the Plan is to restate the existing arrangements previously approved by the Boards of Directors and Trustees of the Smith Barney Mutual Funds and the SB Funds (each, a “Fund” and collectively, “Funds”)1. Shares of the Funds are distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (a “Class”) of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.
I.	Distribution Arrangements and Service Fees

One or more Classes of shares of the Funds are offered for purchase by investors with the following sales load structure. In addition, pursuant to Rule 12b-1 under the 1940 Act (the “Rule”), each Fund has adopted a Shareholder Services and Distribution Plan, as such plan may be amended from time to time (the “Services and Distribution Plan”) under which shares of the Classes are subject to the services and distribution fees described below.
1.	Smith Barney Class A Shares

Smith Barney Class A shares are offered with a front-end sales load. Under the Services and Distribution Plan, Smith Barney Class A shares are subject to a service fee of up to 0.25% of average daily net assets. In addition, the Funds are permitted to assess a contingent deferred sales charge (“CDSC”) on certain redemptions of Smith Barney Class A shares sold pursuant to a complete waiver of front-end sales loads applicable to large purchases, if the shares are redeemed within one year of the date of purchase. The Funds reserve the right to change the amount of purchase at which the front-end sales load is waived from time to time.

2.	Smith Barney Class B Shares

Smith Barney Class B shares are offered without a front-end sales load. Smith Barney Class B shares are subject to a CDSC that declines over five years or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Smith Barney Class B shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.75% of average daily net assets. Smith Barney Class B shares have the conversion feature discussed below.

[1]	This Plan does not apply to the Citi Funds, Salomon Brothers Funds or the following trusts and their series: CitiFunds Trust I, Smith Barney Investment Series, Smith Barney Trust II and Variable Annuity Portfolios.

3.	Smith Barney Class C Shares

Smith Barney Class C shares are offered without a front-end sales load. Smith Barney Class C shares are subject to a CDSC that is eliminated within one year or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Smith Barney Class C shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.75% of average daily net assets. Smith Barney Class C shares do not have the conversion feature discussed below and, accordingly, these shares are subject to a distribution fee for an indefinite period of time. The Funds reserve the right to impose these fees at such higher rates as may be determined.

4.	Smith Barney Class O Shares

Smith Barney Class O shares are offered with a front-end sales load. Smith Barney Class O shares are subject to a CDSC that is eliminated within one year or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Smith Barney Class O shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.50% of average daily net assets. Smith Barney Class O shares do not have the conversion feature discussed below and, accordingly, these shares are subject to a distribution fee for an indefinite period of time. The Funds reserve the right to impose these fees at such higher rates as may be determined.

5.	Smith Barney Class P Shares

Smith Barney Class P shares are offered without a front-end sales load. Smith Barney Class P shares are subject to a CDSC that declines over five years or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Smith Barney Class P shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.75% of average daily net assets.

6.	Smith Barney Class Y Shares

Smith Barney Class Y shares are offered without the imposition of either a sales charge or a service or distribution fee for investments where the amount of purchase is equal to or exceeds a specific amount as specified in each Fund’s prospectus, which amount may be changed from time to time.

7.	Smith Barney Class 1 Shares

Smith Barney Class 1 Shares are offered with a front-end sales load but with no service or distribution fee or CDSC.

8.	Salomon Brothers Class A Shares

Salomon Brothers Class A shares are offered with a front-end sales load. Under the Services and Distribution Plan, Salomon Brothers Class A shares are subject to a service fee of up to 0.25% of average daily net assets. In addition, the Funds are permitted to assess a CDSC on certain redemptions of Salomon Brothers Class A shares sold pursuant to a complete waiver of front-end sales loads applicable to large purchases, if the shares are redeemed within one year of the date of purchase. The Funds reserve the right to change the amount of purchase at which the front-end sales load is waived from time to time.

9.	Salomon Brothers Class B Shares

Salomon Brothers Class B shares are offered without a front-end sales load. Salomon Brothers Class B shares are subject to a CDSC that declines over six years or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Salomon Brothers Class B shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.75% of average daily net assets. Salomon Brothers Class B shares have the conversion feature discussed below.

10.	Salomon Brothers Class C Shares

Salomon Brothers Class C shares are offered without a front-end sales load. Salomon Brothers Class C shares are subject to a CDSC that is eliminated within one year or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Salomon Brothers Class C shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.75% of average daily net assets. Salomon Brothers Class C shares do not have the conversion feature discussed below and accordingly, these shares are subject to a distribution fee for an indefinite period of time. The Funds reserve the right to impose these fees at such higher rates as may be determined.

11.	Salomon Brothers Class O Shares

Salomon Brothers Class O shares are offered with a front-end sales load. Salomon Brothers Class O shares are subject to a CDSC that is eliminated within one year or such shorter period as described in each Fund’s prospectus. Under the Services and Distribution Plan, Salomon Brothers Class O shares are subject to a service fee at an annual rate of up to 0.25% of average daily net assets and a distribution fee at an annual rate of up to 0.50% of average daily net assets. Salomon Brothers Class O shares do not have the conversion feature discussed below and accordingly, these shares are subject to a distribution fee for an indefinite period of time. The Funds reserve the right to impose these fees at such higher rates as may be determined.

12.	Salomon Brothers Class Y Shares

Salomon Brothers Class Y shares are offered without the imposition of either a sales charge or a service or distribution fee for investments where the amount of purchase is equal to or exceeds a specific amount as specified in each Fund’s prospectus, which amount may be changed from time to time.

13.	Additional Classes of Shares

The Boards of Directors and Trustees of the Funds have the authority to create additional classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.
II.	Expense Allocations

Under the Multiple Class System, all expenses incurred by a Fund are allocated among the various Classes of shares based on the net assets of the Fund attributable to each Class, except that each Class’s net asset value and expenses reflect the expenses associated with that Class under the Fund’s Services and Distribution Plan, including any costs associated with obtaining shareholder approval of the Services and Distribution Plan (or an amendment thereto) and any expenses specific to that Class. Such expenses are limited to the following:
     i. transfer agency fees as identified by the transfer agent as being attributable to a specific Class;
     ii. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders;
     iii. Blue Sky registration fees incurred by a Class of shares;
     iv. Securities and Exchange Commission registration fees incurred by a Class of shares;
     v. the expense of administrative personnel and services as required to support the shareholders of a specific Class;
     vi. litigation or other legal expenses relating solely to one Class of shares; and
     vii. fees of members of the governing boards of the Funds incurred as a result of issues relating to one Class of shares.
Pursuant to the Multiple Class System, expenses of a Fund allocated to a particular Class of shares of that Fund are borne on a pro rata basis by each outstanding share of that Class.

III.	Conversion Rights of Smith Barney and Salomon Brothers Class B Shares

All Smith Barney Class B shares and Salomon Brothers Class B shares of a Fund (referred to in this Section III collectively as “Class B shares”) will automatically convert to Smith Barney Class A shares or Salomon Brothers Class A shares (referred to in this Section III collectively as “Class A shares”), respectively, after a certain holding period, which for most Funds is approximately eight years but may be shorter, as described in each Fund’s prospectus. Upon the expiration of the holding period, Class B shares (except for those Class B shares purchased through the reinvestment of dividends and other distributions paid in respect of Class B shares) will automatically convert to Class A shares of the Fund at the relative net asset value of each of the Classes, and will, as a result, thereafter be subject to the lower fee under the Services and Distribution Plan. For purposes of calculating the holding period required for conversion, Class B shares are deemed to have been issued on (i) the date on which the issuance of the Class B shares occurred or (ii) for Class B shares obtained through an exchange, or a series of exchanges, the date on which the issuance of the original Class B shares occurred.

Shares purchased through the reinvestment of dividends and other distributions paid in respect of Class B shares are also Class B shares. However, for purposes of conversion to Class A shares, all Class B shares in a shareholder’s Fund account that were purchased through the reinvestment of dividends and other distributions paid in respect of Class B shares (and that have not converted to Class A shares as provided in the following sentence) are considered to be held in a separate sub-account. Each time any Class B shares in the shareholder’s Fund account (other than those in the sub-account referred to in the preceding sentence) convert to Class A shares, a pro rata portion of the Class B shares then in the sub-account also converts to Class A shares. The portion is determined by the ratio that the shareholder’s Class B shares converting to Class A shares bears to the shareholder’s total Class B shares not acquired through dividends and distributions.

The conversion of Class B shares to Class A shares is subject to the continuing availability of a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B shares does not result in the Fund’s dividends or distributions constituting “preferential dividends” under the Internal Revenue Code of 1986, as amended (the “Code”), and the continuing availability of an opinion of counsel to the effect that the conversion of shares does not constitute a taxable event under the Code. The conversion of Class B shares to Class A shares may be suspended if either this ruling or this opinion is no longer available. In the event that conversion of Class B shares does not occur, Class B shares would continue to be subject to the distribution fee and any incrementally higher transfer agency costs attending the Class B shares for an indefinite period.

IV.	Exchange Privileges

Shareholders of a Fund may exchange their shares at net asset value for shares of the same Class in certain other of the Smith Barney Mutual Funds or SB Funds, as the case may be, as set forth in the prospectus for such Fund. The exchange privileges applicable to all Classes of shares must comply with Rule 11a-3 under the 1940 Act.

Exhibit (p)(1)
CODE OF ETHICS
CITIGROUP ASSET MANAGEMENT-NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES
As Amended September 13, 2005
Pursuant to Rule 17j-1 of the Investment Company Act of 1940, and
Rule 204A-1 of the Investment Advisers Act of 1940
A Commitment to Integrity
I.	Statement of Principles — This Code of Ethics (the “Code”) is applicable to Citigroup Asset Management (“CAM”)[1], and those U.S.-registered investment companies advised, managed or sponsored by CAM (the “Funds”) in order to establish rules of conduct for persons who are associated with CAM and the Funds. The Code is also applicable to any of CAM’s U.S. domiciled registered investment advisers and any of their employees that offer or manage products that are not registered under the Investment Company Act of 1940. The Code’s purpose is (i) to minimize conflicts and potential conflicts of interest between employees of CAM and CAM’s clients (including the Funds), and between Fund directors or trustees and their Funds, (ii) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940 and 204A-1 under the Investment Advisers Act of 1940, and other applicable provisions of the Federal securities laws and (iii) to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All U.S. employees and certain immediate family members of CAM, including employees who serve as Fund officers, directors or trustees, and all directors or trustees (“directors”) of each Fund, are Covered Persons under this Code. The defined term “Covered Persons” is described in Section II below.

All CAM personnel owe a fiduciary duty to CAM’s clients and must put the customer’s interests first, must protect their confidentiality, must not take inappropriate advantage of their positions, must not act upon non-public information, and are required to fulfill their fiduciary obligations. Personal securities transactions by Covered Persons (including certain transactions in the firm’s 401 (k) plan) shall adhere to the requirements of this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person’s position of trust and responsibility. While the Code is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund’s shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

As a matter of law and of this Code, no CAM employee must ever discuss (except for those individuals who already know about such information before the conversation), trade in a security, option, or commodity (including shares of a proprietary open-end or closed-end mutual fund, or unit investment trust (“UIT”)) or disseminate non-public information while in possession of

[1]	Investment advisory services provided by Salomon Brothers Asset Management Inc., Smith Barney Asset Management (a division of Citigroup Global Markets Inc.), Citibank Global Asset Management (a unit of Citibank N.A.) and affiliated advisory entities.

material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this Code. From time to time, the Compliance Department may notify employees who are deemed to be in possession of material non-public information that they are restricted from trading certain securities, which may include mutual funds, for a period of time determined by the Compliance Department. Where such a restriction applies to a money market fund, the restriction would extend to check writing, where such a facility is available.

CAM employees are also subject to and must comply with the requirements of the Federal securities laws, certain provisions of which are addressed in other Citigroup policies including: Citigroup Code of Conduct; CAM Non-Public Information and Chinese Wall Policy; Information Barrier Policy; policies on insider trading; the purchase and sale of securities listed on any applicable Citigroup restricted list; the receipt or giving of gifts; Cash and Non-Cash Compensation; Disclosure of Open-End Mutual Fund Positions Policy; Market Timing Policy; and the Regulation FD Fair Disclosure Policy. These and other relevant CAM policies and procedures are available on CAM’s Intranet WEB site.

The Code is very important to CAM, our clients, and our affiliated entities. The reputation of CAM and its employees for “best practices” and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions. If you should have any questions about the Code or any procedures hereunder, please contact the Compliance or Legal Departments.

II.	Covered Persons —This Code applies to the following persons:
1.	CAM U.S. Employees: Every permanent employee, including employees who serve as Fund officers, trustees or directors and, generally, temporary workers, independent contractors, and consultants (except as provided in Section IV) working in any CAM business unit, must comply with all of the provisions of the Code applicable to CAM employees unless otherwise indicated. Certain employees (i.e., portfolio managers, traders and research analysts (and each of their assistants) are subject to certain additional restrictions outlined in the Code.) All other employees of CAM are considered to be “Advisory Personnel.”

The policies, procedures, and restrictions referred to in this Code also apply to an employee’s spouse, significant other and minor children. The Code also applies to any other account over which the employee is deemed to have beneficial ownership (This includes accounts of any immediate family members sharing the same household as the employee; accounts in which the employee otherwise has a pecuniary interest that allows the employee directly or indirectly to profit or share in any profit; a legal vehicle of which the employee is the controlling equity holder; and an entity in which the employee has an equity interest, provided the employee also has or shares investment control over the securities held by such entity); and any account over which the employee may otherwise be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

2.	Fund Directors: Independent Fund directors are only subject to the relevant parts contained in Section I — Summary of Principals, Section II — Covered Persons, Section III — Monitoring and Enforcement, Section V — Accounts and Transactions Covered by this Code, Section IX Blackout Periods, Section XVI — Fund Directors, Section XVII — Handling of Disgorged Profits, Section XVIII — Confidentiality, Section XIX — Other Laws, Rules and Statements of Policy, and Section XXII — Exceptions to the Code. However, a Fund director who is also a CAM employee is subject to all provisions of this Code. Independent directors should consult with independent counsel with regard to any questions concerning their responsibilities under the Code.

3.	CAM Senior Executives: Certain CAM senior executives, in addition to this Code, are also Covered Persons under the Citigroup Personal Trading Policy (“CPTP”). Additional requirements of the CPTP are described in Sections VIII and XIII of this Code.
III.	Monitoring and Enforcement — It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document, and to report any violations promptly to the Compliance Department. CAM takes seriously its obligation to monitor the personal investment activities of its employees, and to review the periodic reports of all Covered Persons. Any violation of this Code by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this Code by a CAM employee will be reported by the Compliance Department to the person’s supervisor, and to the Chief Compliance Officers of the Advisers and the Funds.

IV.	Opening and Maintaining Employee Accounts — All employees’ brokerage accounts, including accounts maintained by a spouse or significant other, for which the employee is deemed to have beneficial ownership, any other accounts over which the employee, spouse and/or significant other exercises control, must be maintained either at Smith Barney (“SB”) or at Citicorp Investment Services (“CIS”). For spouses or other persons who, by reason of their employment or exceptional circumstances, are required to conduct their securities, commodities or other financial transactions outside of SB or CIS, employees may submit a written request for an exemption to the Compliance Department (See attached Exhibit B — Outside Brokerage Account Approval Request Form). If approval is granted, copies of trade confirmations and periodic (monthly or quarterly) statements must be sent to the Compliance Department. In addition, all other provisions of this Code will apply. The above policy also applies to temporary personnel, independent contractors, and consultants who have been or will be working in any CAM business unit for at least one year. It is each business unit’s responsibility to identify any temporary personnel, independent contractors, and consultants subject to this provision.

V.	Accounts and Transactions Covered by this Code — The following types of securities are covered (“Covered Securities”) by this Code:
1.	Stocks, notes, bonds, closed-end funds, off shore mutual funds, hedge funds, exchange traded funds (“ETFs”), debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a “security.” All provisions of this Code cover transactions in these securities.

2.	Proprietary open-end U.S. mutual funds and open-end U.S. mutual funds sub-advised by CAM (with the exception of money market funds) are subject to the provisions of this Code as follows: (i) shares beneficially owned by CAM employees must be held in an account maintained at SB or CIS (in accordance with Section IV above); and (ii) shares beneficially owned by CAM employees must be held for a period of at least 90 calendar days (in accordance with Section VII below).

VI.	Excluded Accounts and Transactions — The following types of accounts and investment activities need not be maintained at SB or CIS, nor are they subject to the other restrictions of this Code:
1.	Open-end U.S. mutual funds that are not managed by CAM and are purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this Code;

2.	Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of confirmations and statements to the Compliance Department;

3.	Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SB and CIS if (i) the employee receives permission from the Regional Director of Compliance or designee and the relevant Chief Investment Officer (“CIO”), and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and periodic (monthly or quarterly) statements be sent to the Compliance Department;

4.	Employees may participate in direct investment programs that allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule. Employees must pre-clear the transaction at the time that the dividend reinvestment program is being set up. (No provision in this Code requires a Covered Person to report or pre-clear a particular instance of dividend reinvestment once the applicable dividend reinvestment program has been properly pre-cleared);

5.	In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: proprietary money market funds; U.S.-registered non- proprietary open-end mutual funds for which CAM does not serve as a sub-adviser; unit investment trusts that invest in unaffiliated mutual funds; Qualified Tuition Programs (“Section 529 plans” or “College Savings Plans”), U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s), including repurchase agreements; and

6.	The exercise, including the “exer-sale” (“sell to cover”) of Citigroup options received through any of the compensation programs, unless the employee is subject to the provisions of the CPTP (as referenced in Section II above), a member of the CAM Management Committee, or an attendee at Management Committee meetings.
VII.	Securities Holding Period/Short-Term Trading — Securities transactions by CAM employees must be for investment purposes rather than for speculation. Consequently, all CAM employees must adhere to the following:
1.	Proprietary open-end U.S. mutual fund shares and open-end U.S mutual funds sub-advised by CAM (with the exception of money market funds), including shares held in the firm’s 401 (k) Plan, may not be redeemed or exchanged within 90 calendar days of purchase or prior exchange. A redemption or exchange of shares in a fund cannot be made within 90 calendar days of the latest purchase of shares from that fund, and must be held for investment purposes and not for speculation. Please note, depending upon the circumstances, the sale or exchange of shares in a proprietary open-end mutual fund or an open-end mutual fund sub-advised by CAM, even beyond the 90 calendar days, and could raise “short-term” trading concerns. The following situations are not subject to the 90 calendar day holding period: (i) redemptions or exchanges from a systematic purchase plan; (ii) dividend reinvestments; and (iii) changes to investment fund options to prospective contributions into the firm’s 401 (k) Plan;

2.	For all securities other than shares in proprietary open-end U.S. mutual funds and open-end U.S. mutual funds sub-advised by CAM, securities may not be sold within 60 calendar days, calculated on a First In, First Out (“FIFO”) basis;

3.	Citigroup securities received as part of an employee’s compensation are not subject to the 60 calendar day holding period; and

4.	All profits from short-term trades, including exchanges of proprietary open-end mutual funds or open-end mutual funds sub-advised by CAM, are subject to disgorgement.
VIII.	Pre-Clearance/Notification — All CAM employees and temporary workers must pre-clear all personal securities transactions as set out below (see Section VI for a listing of accounts, transactions and securities that do not require pre-clearance). See attached Exhibit C — Employee Trade Pre- Approval/Notification Form and Exhibit K -Temporary Workers/Independent Contractors Pre -Trade Approval/Notification Form. A copy of these forms and other relevant forms can be also be found by accessing CAM’s Intranet WEB site.
1.	For all securities other than shares in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM, a transaction must not be executed until the employee has received the necessary approval from the Compliance Department. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors that might be relevant to an analysis of the possibility of a conflict of interest.

2.	Purchases, redemptions and exchanges of proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM must not be executed until a notification has been sent to and acknowledged by the Compliance Department. A notification is valid only on the day that it is sent.

3.	Contributions, redemptions (subject to the 90 calendar day holding period) and exchanges of proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM in the firm’s 401(k) Plan are not subject to pre-clearance or notification requirements.

4.	Any trade that violates the pre-clearance/notification process may be unwound at the employee’s expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

5.	CAM employees are prohibited from engaging in more than 20 transactions (not including purchases, redemptions or exchanges of shares in proprietary or non-proprietary mutual funds) in any calendar month, except with prior written approval from their relevant CIO, or designee. The Compliance Department must receive prompt notification and a copy of any such written approval.

6.	CAM employees subject to the CPTP (as referenced in Section II above) must obtain pre-clearance to make a charitable gift of securities (including a charitable gift of Citigroup securities).

7.	All CAM employees must make a quarterly report to the Compliance Department within 10 calendar days after quarter-end if the CAM employee acquires any or disposes of any securities (from any account over which the employee exercises control) by gift. This report containing the details of the security, date of gift, number of shares or par value, donor/donee and account where held may be made by E-Mail to the Compliance Department.

8.	In addition to the foregoing, the Senior Investment Officer for the Systematic Equity Platform, or designee, must approve all personal securities transactions for members of the CAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Chief Investment Officer for the Systematic Equity Platform, or designee, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.
IX.	Blackout Periods — No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund, UIT or client account or in the case of a Fund director, by the director’s Fund. In addition, the following Blackout Periods apply to the categories of CAM employees listed below:
1.	Portfolio Managers and Portfolio Manager Assistants — may not buy or sell any securities for personal accounts seven calendar days before or after managed funds or client accounts he/she manages trade in that security;

2.	Traders and Trader Assistants — may not buy or sell any securities for personal accounts three calendar days before or seven calendar days after managed funds, UITs or client accounts he/she executes trades in that security;

3.	Research Analysts and Research Assistants — may not buy or sell any securities for personal accounts: seven calendar days before or after the issuance of or a change in any recommendation; or seven calendar days before or after any managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security;

4.	Advisory Personnel (see Section II for details) — may not buy or sell any securities for personal accounts on the same day that a managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security; and

5.	UIT Personnel — all employees assigned to the Unit Trust Department are prohibited from transacting in any security when a CAM-sponsored UIT portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.
Employees in the above categories may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).

Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. Note: Pre-clearance is still required. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this “Large Cap/De Minimus” exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

X.	Prohibited Transactions — CAM employees may not engage in the transactions listed below without the prior written approval from their supervisor, and the Compliance Director of the Adviser or designee. In addition, Portfolio Managers, and Research or Quantitative Analysts must also obtain prior written approval from the relevant CIO or designee (e.g., Senior Investment Officer) for the following transactions:
1.	The purchase, direct or indirect acquisition, or investment of an interest in any private placement, limited partnership, extension of credit or commitment of capital for investment purposes including loans for investment or business purposes. (See attached Exhibit D — Outside Investment Approval Request Form);

2.	The acquisition of any securities in an initial public offering (new issues of municipal debt securities, and a mutual savings bank or thrift conversion to a publicly held ownership during the community offering period, may be acquired subject to the other requirements of this Code (e.g., pre-clearance); and

3.	A security appearing on any restricted list that is applicable to CAM that prohibit employees from executing a transaction in the issuer’s equity, fixed income, options, equity derivatives, warrants, rights, or any other securities related to the issuer.
XI.	Transactions in Options and Futures — CAM employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this Code, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60 calendar day holding period. However, the 60 calendar day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out.

XII.	Chief Investment Officer Oversight — The CIOs or their designees shall review on a periodic basis all CAM portfolio managers’ and analysts’ beneficial ownership of securities (excluding beneficial ownership through owning fund shares), and will compare the results of such ownership reviews with securities transactions recommended or executed by such portfolio managers and analysts during the review period on behalf of any mutual fund, UIT, off-shore fund, or client account.

XIII.	Transactions in Citigroup Securities — Unless a CAM employee is subject to the provisions of the CPTP (as referenced in Section II above), or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this Code), subject to the limitations set forth below:
1.	Employees whose jobs are such that they know about Citigroup’s quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the “blackout periods” which begin on the first day of the last month of each calendar quarter and ends 24 hours after Citigroup earnings are released to the public. CAM employees subject to the CPTP (as referenced in Section II above), members of the CAM Management Committee and certain other Management Committee attendees are subject to these blackout periods. Charitable gifts of Citigroup securities are not subject to this blackout period, but must still be pre-cleared.

2.	Stock option exercises are permitted during a blackout period, unless the employee is subject to the provisions of the CPTP (as referenced in Section II above), a member of the CAM Management Committee, or an attendee at Management Committee meetings.

3.	With regard to exchange-traded options, no transactions in Citigroup options are permitted except to close or roll an option position granted by Citigroup that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual’s private foundation may not sell donated Citigroup common stock during the blackout period. “Good ‘til cancelled” orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

4.	No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees must not engage in the following transactions:
•	Short sales of Citigroup securities;

•	Purchases or sales of options (“puts” or “calls”) on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this Code;

•	Purchases or sales of futures on Citigroup securities; or

•	Any transactions relating to Citigroup securities that might reasonably appear speculative.
5.	The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

6.	Contributions into the firm’s 401(k) Plan are not subject to the restrictions and prohibitions described in this section.
XIV.	Outside Affiliations and Directorships — Employees must obtain written approval from the CAM Compliance Department before accepting or conducting outside employment (See attached Exhibit H — Outside Business Affiliations Form) or directorships (See attached Exhibit I — Outside Directorship Form). Approval of outside directorships, in addition to Compliance Department approval, is needed from the employee’s supervisor and, in certain cases, from the General Counsel’s office. For additional information and a copy of our policy and procedure for outside business activities, please refer to the CAM’s Intranet WEB site.

XV.	Acknowledgement and Reporting Requirements — CAM Employees — All new CAM employees must certify that they have received a copy of this Code, and have read and understood its provisions. In addition, all CAM employees must:
1.	Acknowledge receipt of the Code and any modifications thereof, which CAM shall provide to each person covered by the Code; in writing (See attached Exhibit E for the Acknowledgement of the Code of Ethics Form);

2.	Within 10 days of becoming a CAM employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). The holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. Such information should be provided on Exhibit F — Initial Report of Securities Holdings Form;
3.	Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (Note: this requirement may be satisfied through the transmission of automated feeds);

4.	Within 30 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts.[2] (Note: this requirement may be satisfied through the transmission of automated feeds, or the regular receipt of brokerage statements);

5.	Submit an annual holdings report containing similar information that must be current as of a date no more than 45 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations. The holdings report must be current as of a date no more than 45 days prior to the date of the report submitted; and

6.	Certify on an annual basis that he/she has read and understood the Code, complied with the requirements of the Code and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the Code. (See attached Exhibit G — Annual Certification Form)
XVI.	Fund Directors — Fund directors must comply with the provisions set forth in Section XV.2 through XV.5 (in the case of Section XV.2, within 10 days of becoming a Fund director), except as described below:
1.	A Fund director who is not an “interested person” of the Fund, within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund director, is not required to make the initial and annual holdings reports required by Section XV.2 and Section XV.5 above.

2.	A “non-interested” Fund director need not supply duplicate copies of confirmations of personal securities transactions required by Section XV.3 above, and need only make the quarterly transactions reports required by Section XV.4 above as to any Covered Security if at the time of a transaction by the director in that Covered Security he/she knew or, in the ordinary course of fulfilling his/her official duties as a director of a Fund, should have known that, during the 15-day period immediately before or after that transaction, that security is or was purchased or sold by a Fund of which he/she was a director or was being considered for purchase or sale by such a Fund.
XVII.	Handling of Disgorged Profits — Any amounts that are paid/disgorged by an employee under this Code shall be donated by the employee to one or more charities as directed by CAM.

XVIII.	Confidentiality — All information obtained from any Covered Person pursuant to this Code shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this Code.

[2]	CAM employees who are subject to the securities trading policies and procedures established by the Office of the Comptroller of the Currency (12 CFR 12.7) may comply with the quarterly reporting requirements hereunder by adhering to the policies set forth in this Code of Ethics, so long as all reportable information is delivered within 10 business days after the end of each quarter.

XIX.	Other Laws, Rules and Statements of Policy — Nothing contained in this Code shall be interpreted as relieving any person subject to the Code from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of CAM employees, any statement of Code or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XX.	Retention of Records — All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law and regulation, including a copy of this Code and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law and regulation, including Rule 17j-1 under the 1940 Act, and Rule 204-2 under the Investment Advisers Act of 1940. The Compliance Department shall have the responsibility for maintaining records created under this Code.

XXI.	Media Statements — All CAM personnel owe a fiduciary duty to CAM’s clients. Any CAM employee, subject to other Citigroup policies and procedures, making any statements through any media outlet (including internet online statements) must be sensitive regarding the securities being discussed. Any such statements should be consistent with the employee’s professional and personal investing practices, and is subject to review by the Compliance Department.

XXII.	Exceptions to the Code — Any exceptions to this Code must have the prior written approval of both the relevant CIO and the Regional Director of Compliance or designee. Any questions about this Code should be directed to the Compliance Department.

XXIII.	Board Review — At least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act shall be prepared by the Chief Compliance Officer for the Funds and presented to the Funds’ Boards of Directors.

XXIV.	Other Codes of Ethics — To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment sub adviser of, sponsor or principal underwriter for any Fund or UIT and their respective access persons (as defined in Rule 17j-1 and 204A-1) are not Covered Persons hereunder, those persons must be covered by separate Code of Ethics which are approved in accordance with applicable law and regulation.

XXV.	Amendments — This Code may be amended as to CAM employees from time to time by the Compliance Department. Any material amendment of this Code shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 of the Investment Company Act and Rule 204A-1 under the Investment Advisers Act. Any material amendment of this Code that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Fund’s Board of Directors has approved the amendment in accordance with Rule 17j-1 or at such earlier date as may be required to comply with applicable law and regulation.

TABLE OF EXHIBITS FOR CITIGROUP CODE OF ETHICS FORMS

EXHIBIT	TITLE	PAGE
A	Explanation of Beneficial Ownership	12
B	Outside Brokerage Account Approval Request Form	13
C	Employee Trade Pre-Approval/Notification Form	14
D	Outside Investment Approval Request Form	16
E	Acknowledgement of Code of Ethics Form	19
F	Initial Report of Securities Holdings Form	20
G	Annual Compliance Certification Form	21
H	Outside Business Affiliation Form	23
I	Outside Directorship Form	24

	Temporary Personnel Only
J	Outside Brokerage Account Approval Request Form
	(Temporary Worker Only)	25
K	Trade Pre-Approval/Notification Form
	(Temporary Worker Only)	26
L	Acknowledgement of Code of Ethics Form
	(Temporary Worker Only)	27

EXHIBIT A
EXPLANATION OF BENEFICIAL OWNERSHIP
You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.
You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.
The following are examples of an indirect Pecuniary Interest in Securities:
1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.
“Immediate family” means any child, stepchild, grandchild, parent, significant other, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.
2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

4.	You are a member of an “investment club” or an organization that is formed for the purpose of investing a pool of monies in the types of securities mentioned in this Code Section V.
You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.
The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:
1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested interest in a trust.

3.	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.
The foregoing is a summary of the meaning of “beneficial ownership.” For purposes of the attached Code, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under.

EXHIBIT B
Citigroup Asset Management-North America
Outside Brokerage Account Approval Request Form
Employee Name:
Tax Identification/Social Security Number:
The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside Smith Barney or Citicorp Investment Services:

Outside Brokerage Firm Name:

Brokerage Firm Address:

(Where letter should be sent)

Account Number:

Full Account Title:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of Smith Barney or Citicorp Investment Services:

☐	The account is a fully discretionary account managed by investment advisors, which are registered as such with the SEC (see investment advisor acknowledgment form, attached).

☐	The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained. My title and position with CAM is , and my spouse’s title and position with his/her firm is .

☐	Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. Please refer to Exhibit A for a more detailed description of beneficial ownership.

☐	Other: .
A copy of any relevant statement(s) and this completed form must be provided to Citigroup Asset Management, Compliance Department, 125 Broad Street, 11th Floor, New York NY, 10004.

Employee Signature	Compliance Department

Supervisor Signature

Chief Investment Officer (if applicable)

EXHIBIT C
Citigroup Asset Management- North America
Employee Pre-Trade Approval/Notification Form
(Page 1)
Instructions:
All employees are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. This completed form should be faxed to (646) 862-8499.
Employee Information

Employee Name:	Phone Number:

Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:
Security Information
IPO     ☐ Yes ☐ No                    Private Placement     ☐ Yes ☐ No

	Security Type-e.g.,			If Sale/Redemption	No.	Large Cap
	equity, mutual		Buy/Sell/	/Exchange, Date	Shares/	Stock
Security Name	fund, debt, etc.	Ticker	Redeem/Exchange	First Acquired [3]	Units	Exception? [4]

Your position with the Firm:

(Please check one of the following)	☐	Portfolio Manager / Portfolio Manager Assistant
	☐	Research Analyst / Research Analyst Assistant
	☐	Trader / Trader Assistant
	☐	Unit Trust Personnel
	☐	Other (Advisory Personnel)

NOTE:	•	All Portfolio Managers must complete page two of this form.

	•	All Fundamental Research Analysts and their Assistants (Systematic Equity Platform) must complete page three of this form and signed by their Senior Investment Officer or designees.
Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds for which CAM serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date
For Use By the Compliance Department
   Are Securities Restricted?    ☐ Yes ☐ No      Pre-approval Granted?     ☐ Yes ☐ No Reason not granted:
Compliance Department Signature:                                                            Date:                     Time:

[3]	All securities sold must have been held for at least 60 calendar days. All shares in proprietary open-end U.S. mutual fund or open-end U.S. mutual funds sub-advised by CAM redeemed or exchanged must have been held for at least 90 calendar days.

[4]	For purposes of CAM’s Code, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

EXHIBIT C
Citigroup Asset Management-North America
Employee Pre-Trade Approval/Notification Form
(Page 2- Portfolio Manager Certification)
All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate “N/A”.
1.	Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?
Yes ☐ No ☐
2.	Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?
Yes ☐ No ☐
3.	Do any of your client accounts currently own the securities (or related securities)? Yes ☐ No ☐
3a.	If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

4.	Have you, in the past 7 calendar days, considered purchasing the securities (or related securities) for your client accounts?
Yes ☐ No ☐
4a.	If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

4b.	If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

     Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds (including mutual funds for which CAM serves as a sub-adviser) for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date
For Use By the Compliance Department
   Are Securities Restricted?     ☐ Yes ☐ No          Pre-approval Granted?     ☐ Yes ☐ No Reason not granted:
Compliance Department Signature:                                                            Date:                     Time:

EXHIBIT C
Citigroup Asset Management-North America
Employee Pre-Trade Approval/Notification Form
(Page 3- Supplemental Personal Trade Pre-Approval Form for Research Personnel)
Trade Date:

Conflict with
					Conflict with	Managed Funds
			Client	Recommended	Research	or Client
		Shares/	Account[5]	Security[6]	Department[7]	Accounts[8]
Buy or Sell	Security Name/Ticker	Units	(Y/N)	(Y/N)	(Y/N)	(Y/N)
Please read and check to acknowledge:

☐	I agree that if an investment opportunity for a client in the same security presents itself within seven (7) calendar days of my personal trade, I will break my personal trade or immediately seek a waiver from Compliance.

☐	I have not executed more than twenty (20) transactions (including the transaction(s) I am seeking pre-approval for above) during the past calendar month.

☐	Do you currently own in a personal account any securities that you cover? ☐ Yes ☐ No If “Yes”, please supply the Name, Symbol and CUSIP number below:
Certification:
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds (including mutual funds for which CAM serves as a sub-adviser) for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date
Approved9:

Signature	Date
For Use By the Compliance Department

Are Securities Restricted?	☐ Yes ☐ No	Pre-approval Granted?	☐ Yes ☐ No	Reason not granted:

Compliance Department Signature:			Date:	Time:

[5]	Is this security being purchased or sold for a client or being considered for purchase or sale for a client?

[6]	Is this security currently a recommended security?

[7]	If the security is a “recommended” security, will your personal trade occur seven (7) calendar days before or after the issuance of a change or recommendation?

[8]	Will your personal trade occur seven (7) calendar days before or after any managed fund or client account (for which you have trading or portfolio information) trade in that security?

[9]	Must be signed by one of the Senior Investment Officer, or the respective CIO.

EXHIBIT D
Citigroup Asset Management-North America
Outside Investment Approval Request Form
Citigroup Asset Management (“CAM”) policy requires employees to obtain the prior written approval of the Chief Investment Officer and the Regional Compliance Director or designee before making an outside investment. Examples of “outside investments” include, but are not limited to, Private Placements, Limited Partnerships, and any investments in securities that cannot be made through a member company of Citigroup. If the investment is a private placement or limited partnership, you must provide a copy of the prospectus, offering statement, subscription agreement or other similar document. You may also be required to obtain a letter from the issuer’s General Partner or other appropriate person stating that no member company of Citigroup will have a business relationship, nor will your status as an employee of CAM be utilized to solicit interest or investment from others.
Employees must not make an outside investment if such investment may present a potential conflict of interest.

PRINT Name	Social Security Number	Date

Title/Position		Office Telephone Number

Department Name	Location

Name of Investment	Anticipated Date of Investment	Amount of investment
$

Type of Investment	☐ Private Placement	☐ Limited Partnership	☐	Other investment which cannot be made through member company a of Citigroup. (specify)

Does this entity have, or is it anticipated to	☐ No ☐ Yes	If Yes, Specify Account
have, an account or investment banking		Number or Describe
relationship with a member company of		Relationship
Citigroup?

Is your participation exclusively as a passive	☐ Yes ☐ No	If No, Please explain
investor?		any other involvement.

Additional Remarks:
Employee Representations:
•	I understand that CAM is not recommending, soliciting interest in, or in any way commenting on the advisability or suitability of the investment. My decision to invest was made in my individual capacity independent from Citigroup Asset Management.
•	I have not, and will not, receive any selling compensation from anyone in connection with this investment.
•	With respect to my above investment, I acknowledge that I have not solicited and will not solicit any interest in this investment from clients or members of the general public.
Send the completed form and all relevant documents to:
Compliance Department, 125 Broad Street, 11th Floor, New York NY, 10004.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	Print Name of	Title of Supervisor	Signature of	Date
	Supervisor		Supervisor

Chief Investment Officer	Print Name of CIO	Signature of CIO	Date
(CIO) Approval (if
applicable)

Compliance Department	Print Name	Signature	Date
Review

EXHIBIT D
Citigroup Asset Management-North America
Outside Investment — Letter of Acknowledgement
Date: [Insert date]
Compliance Department
Citigroup Asset Management
125 Broad Street, 11th Floor
New York, NY 10004
Re: Name of Investment/Product
Dear CAM Compliance Department:
With respect to the investment in the above entity by Citigroup Asset Management’s employee, Employee’s Name, I acknowledge that:
Employee’s Name investment in Name of Investment/Product is his own personal investment, which has no connection with Citigroup Asset Management.
The Citigroup Asset Management name or Employee’s Name status as an employee of Citigroup Asset Management will not be utilized to solicit any interest or investment in Name of Investment/Product from others.
There has been and will be no relationship between Name of Employee investment in Name of Investment/Product and any account at Citigroup Asset Management.
Employee’s Name is a restricted person as defined under the National Association of Securities Dealers’ Free-Riding and Withholding Rules. Accordingly, in the event that Name of Investment/Product may determine to invest in public offerings of securities, I represent that it will not purchase “hot issues” or will otherwise restrict any allocation of hot issues to the benefit of Name of Employee partnership interest.
Very truly yours,
[Principal/General Partner]

EXHIBIT E
Citigroup Asset Management-North America
Acknowledgement of Code of Ethics Form
I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management — North America and Certain Registered Investment Companies dated September 13, 2005. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Employee Name (Print):

Signature:

Date:

Tax I.D./Social		Date of Hire:
Security Number:

Job Function & Title:		Supervisor:

Location:

Floor and/or Zone:		Telephone Number:
NASDRegistered Employee (Please check one)   ☐  Yes   ☐   No
If registered, list Registration \ License:
This Acknowledgment form must be completed and returned within 10 days of employment to the Citigroup Asset Management Compliance Department, 125 Broad Street, 11th Floor, New York NY, 10004. Original signature must be sent, however a fax copy may be sent to (646) 862-8499 in order to meet the ten (10) day deadline.

EXHIBIT F
Citigroup Asset Management-North America
Initial Report of Securities Holdings Form
This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. This report must be submitted to the Citigroup Asset Management Compliance Department, 125 Broad Street, 11thFloor, New York NY, 10004.

Employee Name:	Date of Employment:
Brokerage Accounts:
☐	I do not have a beneficial ownership of any account(s) with any financial services firm. Please refer to Exhibit “A” for definition of beneficial ownership.
☐	I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

Securities Holdings:
Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a beneficial ownership, with the exception of non-proprietary U.S. registered open-ended mutual funds for which CAM does not serve as a sub-adviser and U.S Government securities if:
•	You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheets if necessary.

•	Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

	Ticker Symbol	Number of	Principal
Title of Security	or CUSIP No.	Shares	Amount	Held Since	Financial Services Firm

☐	I have no securities holdings to report.
I certify that I have received the CAM — North America Code of Ethics dated September 13, 2005 and Citigroup Code of Conduct dated April 2004 and have read them and understood their contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature:	Date of Signature:

EXHIBIT G
Citigroup Asset Management-North America
Annual Compliance Certification Form
(Page 1)
Annually, Citigroup Asset Management employees must confirm details of brokerage, bank trust or other accounts used for personal securities transactions and details of outside business affiliations10. Such affiliations include directorships, other business activities and investments in securities that cannot ordinarily be made through a Citicorp brokerage account (i.e. a private placement or a limited partnership). Please note that any open-end U.S. mutual funds sub-advised by CAM must to be transferred to either Smith Barney or Citicorp Investment Services.
I.	Brokerage Accounts:
☐	I do not have a beneficial ownership in any account(s) with any financial services firm. Please refer to Exhibit “A” for definition of beneficial ownership.

☐	I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of December 31, 2004.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

II.	Securities Holdings:
☐	I have no securities holdings to report.

☐	I maintain or have a beneficial ownership in the following securities owned which may be held by a broker, dealer, transfer agent, or bank in an account other than an approved brokerage account or by an Access Person (or by another party on behalf of the Access Person) or in certificate form (e.g., a stock certificate placed in a safe deposit box) or in a stock purchase plan or dividend reinvestment plan. You must include CAM proprietary mutual funds, mutual funds sub-advised by CAM (see attached list of sub-advisory U.S. mutual fund relationships), and off-shore (non-U.S.) mutual funds.

		Number of	Principal
Title of Security	Ticker Symbol	Shares	Amount	Held Since	Financial Services Firm

Please proceed to page 2

[10]	Rule 17j-1 under the Investment Company Act of 1940, and Rule 204A-1 under the Investment Advisers Act of 1940.

EXHIBIT G
Citigroup Asset Management-North America
Annual Compliance Certification Form
(Page 2)
III.	Outside Business Affiliations:

☐	I have no outside business affiliations to report.

☐	I maintain the following directorships, other business activities and investments in securities that cannot ordinarily be made through a Smith Barney or Citicorp Investment Services account. Include investments beneficially owned by (i) a spouse; or (ii) an immediate family member in the same household)

Firm Name/Investment (add additional lines, if necessary)	Position/Activity	Date Commenced

I certify that the above information is complete and accurate as of December 31, 2004.
I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management, North America, dated January 28, 2005 and Citigroup Code of Conduct dated April 2004, which is included in the E-Mail together with this document. I fully understand the provisions of the Codes-including the new provisions that bring any open-end U.S. mutual funds sub-advised by CAM and any off-shore mutual fund within the scope of this policy-as described therein and agree to abide by them. I also certify that I have complied with the requirements of the Code of Ethics and have pre-cleared and disclosed all securities transactions executed during calendar year 2004 pursuant to the requirements of the Code of Ethics.

Signature	Date

Name (Print)	Department

If, during 2004, you failed to seek pre-clearance for a personal securities transaction or otherwise violated the Code of Ethics, you must make your certification subject to that disclosure. If so, please indicate if a member of the Compliance Department has addressed this issue with you and if you fully understand the nature of your violation. Please return the completed and signed certification to the Compliance Department, located at 300 First Stamford Place, 4th Floor, Stamford CT, 06902, or fax to (203)-890-7102 by February 7, 2004. Any questions relating to the firm’s policies, including the requirement to seek pre-approval for personal investments and outside business affiliations, should be directed to Raymond Ottusch (212-559-1121).

EXHIBIT H
Citigroup Asset Management-North America
Outside Business Affiliation Form
Employees must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and any other position for which the employee accepts compensation. (Requests for approval of Outside Directorships must be submitted to the Compliance Department.)
COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE AFFILIATION.

PRINT Name	Social Security Number	Date

Title	Office Telephone Number

Branch/Department Name	Location

Name of Outside Entity

☐ Not-for-Profit ☐ Outside Employment ☐ Fiduciary Appointment ☐ Other (specify)

Nature of Business

Your Title or Function at Outside Entity	Date Association/Term Begins	Annual Compensation $

Time Devoted DURING Business Hours per Month	Time Devoted AFTER Business Hours per Month	Total Amount of time

Description of Duties:

Does this entity or any principal have an account or other business relationship with CAM or affiliates?	☐ No	☐ Yes	If Yes, Specify Account Number or Describe Relationship
Employee Representations:
•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature				Date

Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor		Signature of Supervisor	Date

Compliance Department Review	Print Name		Signature		Date
Upon completion of this form, send it via inter-office mail to:
Compliance Department, 125 Broad Street, 11th Floor, New York NY, 10004

EXHIBIT I
Citigroup Asset Management-North America
Outside Directorship Form
Employees must obtain prior written approval from their supervisor (SVP or MD level) for any outside directorship position of a not-for-profit or charitable organization. If the entity is in the financial services industry (such as a Credit Union) or the employee will be serving on an investment committee or participating in investment related decisions, the employee must also obtain additional approvals. Any request to serve as a director of a for-profit organization must be approved by the Compliance Department and one of the Chief Investment Officers of Citigroup Asset management (CAM). Employees serving as outside directors are not entitled to indemnification or insurance coverage by CAM or affiliates unless service on the board is at the specific written request of CAM or affiliates.
COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY.

PRINT Name		Social Security Number

Title		Office Telephone Number

Branch/Department Name	Location

1. Name of Entity		Date

2.	3.
☐ Not-for-Profit ☐ For-Profit	☐ Public ☐ Privately Owned

4. Main Activity of the Entity

5. Your Title or Function	Date Association/Term Begins	Date Term Expires	Annual Compensation $

6. Time Devoted During/ After Business Hours	Time Devoted After Close of Market	Your Financial Interest in the Entity

7. Do any affiliates of CAM make a market in any securities issued by the entity?	☐ No ☐ Yes ☐ Not Applicable

8. Is the Directorship requested by CAM or its affiliates?	☐ No ☐ Yes ☐ Attach copy of Request Letter and other details.

9. Do you know of any significant adverse information about the entity or any actual or potential conflict of interest between the entity and CAM or its affiliates	☐ No ☐ Yes ☐ Attach detail and documents.

10. For PUBLIC COMPANIES attach the most recent “10-K”, “10-Q”, Latest Annual Report, “8-K’s”, and Prospectus	☐ 10-K Attached ☐ Ann. Rpt Attached	☐ Prospectus Attached

For NON-PUBLIC ENTITIES attach Audit Financial Statements	☐ 10-Q Attached ☐ 8-K’s Attached	☐ Fin. Stmts. Attached

11. Does the entity or any principal have an account or other business relationship with CAM or its affiliates?	☐ No ☐ Yes If yes, specify Account No. or describe relationship

12. Additional Remarks
Employee Representations:
•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Chief Investment Officer (CIO) Approval (if applicable)	PRINT Name of CIO	Signature of CIO		Date

Compliance Department Review	Print Name	Signature		Date
Upon completion of this form, send the form via inter-office mail to:
Compliance Department, 125 Broad Street, 11th Floor, New York NY, 10004

EXHIBIT J
Citigroup Asset Management-North America
Temporary Workers/Independent Contractors Outside Brokerage Account
Approval Request Form

Temporary Workers/Independent Contractor Name:

Tax Identification/Social Security Number:
The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside Smith Barney or Citicorp Investment Services:

Outside Brokerage Firm Name:

Brokerage Firm Address:
(Where letter should be sent)

Account Number:

Full Account Title:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of Smith Barney or Citicorp Investment Services (Work assignment greater than one year (Work assignment greater than one year):
☐	The account is a fully discretionary account managed by investment advisors, which are registered as such with the SEC (see investment advisor acknowledgment form, attached).

☐	The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained. My title and position with CAM is , and my spouse’s title and position with his/her firm is .

☐	Estate or trust accounts in which an employee or related person has a beneficial ownership (Please refer to Exhibit “A” for a definition of beneficial ownership.), but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution.
A copy any relevant statement(s) and this completed form must be provided to Citigroup Asset Management — Compliance Department. Mailing address is 125 Broad Street, 11th Floor, New York, NY, 10004.

Employee Signature	Compliance Department

Supervisor Signature

Chief Investment Officer (if applicable)
NOT FOR USE BY CAM EMPLOYEES

EXHIBIT K
Citigroup Asset Management-North America
Temporary Workers/Independent Contractors
Pre-Trade Approval/Notification Form
Instructions:
All temporary workers and independent contractors are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the temporary worker/independent contractor as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. This completed form should be faxed to (646) 862-8499.
Temporary Worker/Independent Contractor Information
Temporary worker/independent contractor name:
Account Title:
Account Number:
Managed Account(s)/Mutual Fund(s) for which temporary worker/independent contractor is a Covered Person:
Security Information
IPO   ☐  Yes   ☐  No   Private Placement     ☐  Yes   ☐  No

	Security Type-e.g.,			If Sale/Redemption		Large Cap
	equity, mutual		Buy/Sell/	/Exchange,Date	No.	Stock
Security Name	fund, debt, etc.	Ticker	Redeem/Exchange	First Acquired[11]	Shares/Units	Exception?[12]

Your assignment with the Firm:
Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds for which CAM serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a temporary Covered Person. The proposed transaction(s) are consistent with all firm policies regarding temporary worker/independent contractor personal securities transactions.

Signature	Date
For Use By the Compliance Department
Are Securities Restricted?          Yes  ☐  No    Pre-approval Granted?  ☐  Yes  ☐  No    Reason not granted:

Compliance Department Signature:	Date:	Time:
NOT FOR USE BY CAM EMPLOYEES

[11]	All securities sold must have been held for at least 60 days. All shares in proprietary open-end mutual fund or open-end mutual funds sub-advised by CAM redeemed or exchanged must have been held for at least 90 calendar days.

[12]	For purposes of CAM’s personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

EXHIBIT L
Citigroup Asset Management-North America
Temporary Workers/Independent Contractors
Acknowledgement of Code of Ethics Form
I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management-North America and Certain Registered Investment Companies dated June 22, 2005. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Temporary Workers/ Independent Contractors Name (Print):

Signature:

Date:

Tax I.D./Social	Date of Assignment:
Security Number:

Job Function & Title:	Supervisor:

Location:

Floor and/or Zone:	Telephone Number:
This Acknowledgment form must be completed and returned within 10 days of assignment to the Citigroup Asset Management Compliance Department, 125 Broad Street, 11 thFloor, New York, NY 10004. Original signature must be sent, however a fax copy may be sent to (646) 862-8499 in order to meet the ten (10) day deadline.
NOT FOR USE BY CAM EMPLOYEES

Exhibit (p)(5)
LEGG MASON INVESTOR
SERVICES, LLC
Dated: December 1, 2005

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I.    INTRODUCTION
A.	Individuals and Entities Covered by the Code. All Access Persons[1] are subject to the provisions of this Code unless they are covered by another code of ethics that has been approved by the LMIS Chief Compliance Officer.

B.	Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to the Funds and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Funds.

As fiduciaries, Access Persons must at all times comply with the following principles:
1.	The Funds Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for the Access Person’s personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

2.	Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of Fund portfolio holdings to engage in short-term or other abusive trading of the Funds. In addition, since the receipt of investment opportunities, perquisites, or gifts from persons seeking business with a Fund or a Fund Adviser could call into question the exercise of an Access Person’s independent judgment, all Access Persons must comply with the provisions of the Code relating to these activities.

3.	Comply With the Code. Doubtful situations should be resolved in favor of the Funds. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.
II.   PERSONAL SECURITIES TRANSACTIONS INVOLVING THE FUNDS
A.	Preclearance of Transactions in the Funds. Transactions involving Funds (purchases, sales or exchanges) do not need to be precleared.

B.	Execution of Transactions in Funds. Unless an exception is provided in writing by the Appropriate Compliance Department, all transactions in the Funds shall be executed through a broker-dealer previously approved by the Legal and Compliance Department.

C.	Prohibited Transactions in the Funds.
1.	60 Day Holding Period. No Access Person may sell (or exchange out of) shares of a Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Fund for the same account, including any individual retirement account or 401(k) participant account.

[1]	Capitalized words are defined in Section VI (Definitions).

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2.	Other Prohibited Trading. No Access Person may use his or her knowledge of the portfolio holdings of a Fund to engage in any trade or short-term trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.
D.	Exemptions for Transactions in the Funds.
1.	Exemption from Preclearance: Not applicable.

2.	Exemptions from Treatment as a Prohibited Transaction: The following Securities Transactions involving the Funds are exempt from the prohibited transaction restrictions set forth in Section II.C.1:
a.	Money Market Funds. Purchases or redemptions of Funds that are money market funds.

b.	No Knowledge. Purchases or redemptions of Funds where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

c.	Systematic Investment. Purchases or redemptions of Funds pursuant to an Automatic Investment Plan where a prescribed purchase or sale is made automatically on a regular predetermined basis without affirmative action by the Access Person or pursuant to a similar arrangement approved by the Compliance Department (for example, Legg Mason Future First, automated payroll deduction investments by 401 (k) participants, or automatic dividend reinvestment).

d.	Non-material 401 (k) Account Reallocations. Within 60 days of a prior reallocation, sales of Funds through a reallocation of an Access Person’s current holdings in his/her 401 (k) participant account as long as this subsequent reallocation does not materially alter (by more than 2%) the percentage of the account that is invested in a particular Fund. For example, if for the second time within 60 days, an Access Person rebalances his or her current holdings to counteract the impact of market appreciation, the resulting sale or exchange from any underlying Funds, if not material (if lower than or equal to 2%) in relation to the overall composition of the account, would not be subject to the prohibited transactions restrictions.
E.	Reporting Requirements for Transactions in Funds. Each Access Person must arrange for the Appropriate Compliance Department to receive directly from the Access Person’s approved brokerage firm duplicate copies of each confirmation for each transaction involving a Fund and periodic statements for each account in which such Access Person has a Beneficial Interest and that holds the Funds.

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Access Persons will not be required to arrange for the delivery of duplicate copies of 401 (k) participant account statements.
III. PERSONAL SECURITIES TRANSACTIONS NOT INVOLVING THE FUNDS
A.	Preclearance Requirements for Access Persons
1.	General Requirement. Except for the transactions specified in Section III.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

2.	Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix 3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person’s designee should complete the Trade Authorization Request form and the Certification of Access Person’s Designee (Appendix 4) and submit both forms to a Preclearance Officer.

Proposed Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer for approval.

3.	Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions by any relevant Fund, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for the Appropriate Compliance Department and provide one copy to the Access Person seeking authorization.

No order for a securities transaction for which preclearance authorization is required may be placed prior to the receipt by the Access Person of written authorization of the transaction by a Preclearance Officer. Verbal approvals are not permitted.

4.	Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the next trading day immediately following the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new

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authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.
5.	No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.
B.	Execution of Personal Securities Transactions. Unless an exception is provided in writing by the Appropriate Compliance Department, all transactions in Securities subject to the preclearance requirements shall be executed through a broker-dealer previously approved by the Legal and Compliance Department.

C.	Prohibited Transactions.
1.	Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:
a.	Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

b.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

c.	Others. Any other transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

2.	Generally Prohibited Securities Transactions. Unless exempted by Section III.D, the following Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances.

One Day Blackout. Any purchase or sale of a Security by an Access Person on any day during which any Fund has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security).
D.	Exemptions.
1.	Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section III.A. and the prohibited transaction restrictions set forth in Section III.C.2:
a.	Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies other than a Fund (including College Savings Plans established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans” regardless of whether they offer the Funds);

b.	No Knowledge. Securities Transactions where the Access Person has no

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knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

c.	Legg Mason, Inc. Stock. Any purchase or sale of, or option transaction in Legg Mason, Inc. stock.

d.	Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

e.	Systematic Investment. Any acquisition or redemption of a security pursuant to an Automatic Investment Plan where a prescribed purchase or redemption is made automatically on a regular predetermined basis without affirmative action by the Access Person or pursuant to a similar arrangement approved by the Compliance Department (for example Employee Stock Purchase Plan).

f.	Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections III.A. and III.C. are not applicable to the sale of the underlying security.

g.	Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

h.	Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

i.	Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.
2.	Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section III.C.2. They are not exempt from the preclearance requirements set forth in Section III.A:
a.	De Minimis Transactions. The prohibition in Section III.C.2. is not applicable to the following transactions:

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i.	Equity Securities. Any equity Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion.

ii.	Fixed-Income Securities. Any fixed income Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.
b.	Options on Broad-Based Indices. The prohibition in Section III.C.2. is not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Legal and Compliance Department. The broad-based indices designated by the Legal and Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.
E.	Reporting Requirements
1.	Initial and Periodic Disclosure of Personal Holdings Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2). The information regarding securities ownership must be current as of a date no more than 45 days prior to the individual becoming an Access Person or submitting his annual holdings report.

2.	Transaction and Periodic Statement Reporting Requirements
a.	Except as provided below in III E.2.b, an Access Person must arrange for the Appropriate Compliance Department to receive directly from any broker dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Transaction reports must be provided no later than 30 days after the close of each calendar quarter. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

b.	For the “mutual funds-only accounts” in which he has a Beneficial Interest, an Access Person does not need to arrange for the Compliance Department to receive duplicate transaction confirmations and periodic statements on an ongoing basis. However, statement copies for these accounts must be made available for review upon specific request by the Legal & Compliance Department. “Mutual funds-only accounts” are herein defined as accounts invested only in open-end mutual funds (not including the Funds) where no other type of securities may be held.

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c.	If an Access Person opens a new reportable account that has not previously been disclosed, the Access Person must immediately notify the Appropriate Compliance Department in writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons may report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 8.

If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Appropriate Compliance Department.
3.	Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

4.	Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the board of directors of each company employing the Access Person, the Board of Directors of each Fund, the Code of Ethics Review Committee, the Legal and Compliance Department, Preclearance Officers, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which LMIS is a member, any state securities commission, and any attorney or agent of the foregoing or of the Funds.
IV.	FIDUCIARY DUTIES

A.	Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds, except to persons whose responsibilities require knowledge of the information.

B.	Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any Fund.

C.	Undue Influence. Access Persons may not cause or attempt to cause any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Fund, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Appropriate Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Appropriate Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

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V.    COMPLIANCE WITH THE CODE OF ETHICS
A.	Code of Ethics Review Committee
1.	Membership, Voting and Quorum. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum.

2.	Investigating Violations of the Code. The Appropriate Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an Access Person will be reported to the Boards of Directors of the relevant Funds no less frequently than each quarterly meeting.

3.	Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Fund:
a.	Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

b.	Identifying any material violation during the past year; and

c.	Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.
B.	Remedies
1.	Sanctions. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Code of Ethics Review Committee. No member of the Code of Ethics Review Committee may review his or her own transaction. The Code of Ethics Review Committee can delegate authority to deal immediately with questions regarding, or violations of, the Code to a representative of the Appropriate Compliance Department.

2.	Sole Authority. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. In exercising such authority, the Code of Ethics Review Committee may delegate authority to determine remedies to a representative of the Appropriate Compliance Department; however, all such

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determinations will be subject to review and approval by the Code of Ethics Review Committee. Failure to promptly comply with any sanction directive may result in the imposition of additional sanctions.
3.	Review. The Boards of Directors of the relevant Funds may modify sanctions imposed by the Code of Ethics Review Committee, as they deem appropriate. The Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.
C.	Exceptions to the Code. Although exceptions to the Code will rarely be granted, the Appropriate Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Appropriate Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds’ Board of Directors at their next regularly scheduled meeting after the exception is granted.

D.	Inquiries Regarding the Code. The Appropriate Compliance Department will answer any questions about this Code or any other compliance-related matters.
VI.   DEFINITIONS
When used in the Code, the following terms have the meanings set forth below:

“Access Person” means:
(1)	every director, officer or general partner of LMIS who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Security by a Fund for which LMIS acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Securities;

(2)	such other persons as the Legal and Compliance Department shall designate.
Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “Access Person” found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

“Appropriate Compliance Department” for an employee means the compliance department of that employee’s immediate employer. For dual employees, the compliance department of one employer will be designated as the Appropriate Compliance Department.

“Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

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“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

An Access Person is deemed to have a Beneficial Interest in the following:
(1)	any Security owned individually by the Access Person;

(2)	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if:
a.	the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

b.	the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.
An Access Person is presumed to have a Beneficial Interest in the following:
(4)	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Legal and Compliance Department with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests. The presumption will not be deemed rebutted unless and until the Compliance Department approves the petition in writing.
Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Board of Directors” means the Board of Directors of the Funds.

“Code” means this Code of Ethics, as amended.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

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“Funds” and “Fund” mean an investment company registered under the Investment Company Act of 1940 to which LMIS serves as principal underwriter.

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law
Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Legal and Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

“Legal and Compliance Department” means the Legal and Compliance Department of Legg Mason and the persons designated in Appendix 1, as such Appendix shall be amended from time to time. See also “Appropriate Compliance Department.”

“LMIS” means Legg Mason Investor Services, LLC.

“Preclearance Officer” means each person designated as a Preclearance Officer by the Code of Ethics Review Committee or a Code of Ethics Review Committee delegate.

“Securities Transaction” means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

“Security” includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, closed-end investment companies and all derivative instruments of the foregoing, such as options and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VII.	APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1. Contact Persons

Appendix 2. Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report

Appendix 3. Trade Authorization Request for Access Persons

Appendix 4. Certification of Access Person’s Designee

Appendix 5. Reserved

Appendix 6. Form Letter to Broker, Dealer, Bank, or Mutual Fund

Appendix 7. Certification of No Beneficial Interest

Appendix 8. New Account(s) Report

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Appendix 1
CONTACT PERSONS
LEGAL AND COMPLIANCE DEPARTMENT (ASSET MANAGEMENT GROUP)
Joseph M. Furey
Isabelle A. Smith
Gregory J. Keifer
John A. Redding, IV
CODE OF ETHICS REVIEW COMMITTEE
Amy M. Olmert
Edward A. Taber, III
Neil P. O’Callaghan
Mark R. Fetting
Deepak Chowdhury
Richard M. Wachterman

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Access Person Last Name	First Name	Mid Initial

Department		Ext.
Appendix 2
ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL HOLDINGS REPORT

Please specify:	☐ Initial Report	or	☐ Annual Renewal
	(New Access Person)		(You were previously an Access Person)
I acknowledge that I have received the Code of Ethics dated [October _], 2005 and represent that:
1.	I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2.	In accordance with the requirements of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under the Code.

3.	In accordance with the requirements of the Code, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4.	I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section V.B.1 of the Code) and as determined by the Compliance Department. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

5.	I will comply with the Code of Ethics in all other respects.

6.	The following is a list of all Accounts/Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof:
a	Provide the information requested below for each investment account in which you have Beneficial Interest. Indicate “N/A” or “None” if appropriate.

Per Section III.E.2.b, periodic reporting (through duplicate transaction confirmation and duplicate statement provided on an ongoing basis) is not required for “mutual funds-only accounts”. However, statement copies for these accounts must be made available for review upon specific request by the Legal & Compliance Department. “Mutual funds-only accounts” are accounts invested exclusively in open-end mutual funds to which LMIS does not serve as principal underwriter and where no other types of securities (stock, bonds, etc.) may be held.

b	Attach the most recent account statement for each account identified that is not maintained at a broker-dealer previously approved by Legal and Compliance Department. Indicate “N/A” or “None” if appropriate.

(Attach separate sheet if necessary)
Table 1

Discretionary
NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP		account:
DEALER, BANK, OR	acct holder’s name	if acct holder is not	ACCOUNT	Check if
MUTUAL FUND	and (acct type)	the Access Person	NUMBER	applicable
Ex:	Jane Smith (IRA)	spouse	xxx-xxxxx
Please list “mutual funds-only accounts” in the table 2 below: I understand that at any time during the term of my employment as an Access Person, I may be asked to provide statement information regarding the accounts below upon specific request by the Legal & Compliance Department.
Table 2

NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP		Mutual funds-
DEALER, BANK, OR	acct holder’s name	if acct holder is not	ACCOUNT	only account:
MUTUAL FUND	and (acct type)	the Access Person	NUMBER	Check here

c.	If you have Beneficial Interests in Securities that are not listed above (stock certificates, private equity investments), list them below. Indicate “N/A” or “None” if appropriate.
Table 3

	RELATIONSHIP		NUMBER OF
	if security owner is		SHARES /
	not the Access		PRINCIPAL
NAME OF SECURITY OWNER	Person	NAME OF SECURITY	AMOUNT

7.I certify that the information on this form is accurate and complete.

Access Person’s Name

Access Person’s Signature Date

Appendix 3
TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.	Name of Access Person:

2.	Department and phone ext.:

3.	Account Title (acct holder’s name):

4.	Account Number:

5.	Name of Security:

6.	Maximum amount to be purchased or sold:	Max. No. of shares	or Max $ amount:

7.	Name and phone number of broker to effect transaction:

8.	Check applicable boxes: Purchase ☐ Sale ☐ Market Order ☐ Limit Order ☐

9.	In connection with the foregoing transaction, I hereby make the following representations and warranties:

	(a)	I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

	(b)	I am not aware that any Fund has an open order to buy or sell the Security or an Equivalent Security.

	(c)	By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Fund to profit by the market effect of such Fund transaction.

	(d)	I believe that the proposed trade fully complies with the requirements of the Code.

Access Person’s Signature	Date	Time

Access Person Last Name	First Name	Mid Initial

Department	Ext.
TRADE AUTHORIZATION OR DENIAL
(To be completed by Preclearance Officer)

Name of Preclearance Officer	Date	Time

	☐ Approved	☐ Denied
Signature of Preclearance Officer

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Appendix 4
CERTIFICATION OF ACCESS PERSON’S DESIGNEE
(To be completed by the designee)
     I, the undersigned hereby certify that the Access Person named herein and on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf in his or her absence and (b) confirmed to me that the representations and warranties contained in the attached Form are accurate.

Access Person’s Name (Print)

Access Person’s Designee (Print)

Designee’ signature

Date

Appendix 5
[Reserved].

Appendix 6
FORM OF LETTER TO BROKER DEALER, BANK, OR MUTUAL FUND
(Date)
(Name and Address)

Subject:	Account #
Dear                      :
     My employer,                     , is an investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer’s Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:
(Name and Address of Individual Responsible
for Reviewing Periodic Holdings and Transaction Reports)
     Thank you for your cooperation. If you have any questions, please contact me or (Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports) at                .
Sincerely,
(Name of Access Person)

Access Person Last Name	First Name		Mid Initial

Department		Ext.
Appendix 7
CERTIFICATION OF NO BENEFICIAL INTEREST
I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.
The following accounts are maintained by one or more members of my Immediate Family who reside in my household (List accounts below or attach sheet):

ACCOUNT TITLE
	account holder’s name		ACCOUNT
BROKERAGE FIRM	and (account type)	RELATIONSHIP	NUMBER

☐	Check here if attachment is provided
I certify that with respect to each of the accounts listed above (initial appropriate boxes):
☐ I do not own individually or jointly with others any of the securities held in the account.

☐ I do not influence or control investment decisions for the account.

☐ I do not act as a broker or investment adviser representative for the account.
I agree that I will notify the Legal and Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

Access Person’s Signature	Approved by

Print Name	Print Name and Title

Date	Date

Access Person Last Name	First Name		Mid Initial

Department		Ext.
Appendix 8
NEW ACCOUNT(S) REPORT
I recently opened the following account(s) in which I have a Beneficial Interest:

RELATIONSHIP
	NAME OF BROKER,	ACCOUNT TITLE	(if acct holder is
	DEALER, BANK, OR	acct holder’s name and	not the Access	ACCOUNT
DATE OPENED	MUTUAL FUND	(acct type)	Person)	NUMBER
Ex: 6/01/05		Paul Smith (Roth IRA)		xxx-xxxxx

Access Person’s Name (Please print)

Access Person’s Signature

Date

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